UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 14, 2013

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada Flintridge, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 8, 2013, Sport Chalet, Inc. and certain of its subsidiaries (collectively, the "Company") entered into a Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Second Amendment") dated as of August 8, 2013 with Bank of America, N.A. (the "Bank") as agent for the lenders under that certain Second Amended and Restated Loan and Security Agreement, as amended, dated as of October 18, 2010 (the “Loan Agreement”).

Under the terms of the Second Amendment, (i) the maximum amount that the Company can borrow has been increased to $75.0 million (previously $65.0 million from January 1 of each year through August 31 of each year and $70.0 million from September 1 of each year through December 31 of each year), subject to availability based on eligible accounts receivable and inventory, minus certain reserves, (ii) eligible inventory now includes food, rental equipment inventory up to $2.5 million of borrowing base, and ski lift ticket inventory from December 1 to March 31 of each year to the extent the lift tickets are subject to a guaranteed buy-back, (iii) the interest rate has been decreased from the Bank's prime rate plus 1.75% or LIBOR plus 2.75% to prime rate plus a margin of between 1.25% and 1.75% per annum or LIBOR plus a margin of between 2.25% and 2.75% per annum, at the Company’s option for a period of time, in each case based on average credit facility utilization, while under the credit facility prior to the current amendment, the margins depended on EBITDA on a trailing 12-month basis, (iv) the Fixed Charge Adjusted Reserve of 1.25 to 1.00 has been reduced to 1.10 to 1.00, measured monthly on a trailing 12-month basis, and (v) the expiration date has been extended to August 2018.

The foregoing summary does not purport to be a complete summary of the Second Amendment and is qualified in its entirety by reference to the copy of the Second Amendment which was filed on August 14, 2013 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and is incorporated herein by this reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 8, 2013, the Company entered into the Second Amendment described in Item 1.01 above, which description is incorporated in this Item 2.03 by this reference.

Item 7.01     Regulation FD Disclosure.

On August 14, 2013, the Company issued a press release announcing that it has entered into the Second Amendment described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by this reference. The Second Amendment to the credit facility is more fully described in, and a copy of the Second Amendment was filed on August 14, 2013 as Exhibit 10.1 to, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

The information furnished in Item 7.01 of this Report, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this Report are forward- looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the specific forward looking statements in this Report and the risks associated with each, the negative effect of the economic downturn on the Company’s sales, limitations on borrowing under the Company’s bank credit facility, the Company’s ability to control operating expenses and costs, the competitive environment of the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of maintaining its competitive position, the Company’s ability to manage the growth of its Team Sales Division and online business, the Company’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its Class B Common Stock, changes in costs of goods and services, and the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as the date of the respective exhibit. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description of Exhibit
99.1	Press release dated August 14, 2013, entitled: "Sport Chalet Announces Expansion of Bank of America Merrill Lynch Credit Facility to $75 Million."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2013	SPORT CHALET, INC. By/s/ Howard K. Kaminsky Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated August 14, 2013, entitled: "Sport Chalet Announces Expansion of Bank of America Merrill Lynch Credit Facility to $75 Million."